                            SCHEDULE 14A INFORMATION

 Proxy Statement Pursuant to Section 14(a) of the Security Exchange Act of 1934

Filed by the Registrant        [x]
Filed by a Party other than the Registrant  [  ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                            VITA FOOD PRODUCTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:
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

                            VITA FOOD PRODUCTS, INC.
                              2222 WEST LAKE STREET
                             CHICAGO, ILLINOIS 60612

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Vita Food Products, Inc.

      The Annual Meeting (the "MEETING") of Stockholders of Vita Food Products, Inc., a Nevada corporation (the "COMPANY"), will be held on May 19, 2004 at 9:00 a.m., local time, at the Holiday Inn, 301 Foxcroft Avenue, Martinsburg, West Virginia 25401 for the following purposes, as more fully described in the accompanying Proxy Statement:

      1. To elect nine (9) directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified.

      2. To ratify the selection by the Board of Directors of BDO Seidman, LLP as the Company's independent certified public accountants for 2004.

      3.    To approve an amendment to the Stock Option Plan.

      4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

      Holders of record of the Company's Common Stock at the close of business on March 30, 2004, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the Meeting or any adjournment thereof, also as more fully described in the Proxy Statement.

      All stockholders are cordially invited to attend the Meeting. Those who cannot are urged to sign, date and otherwise complete the enclosed proxy and return it in the envelope provided. Any stockholder giving a proxy has the right to revoke it at any time before it is voted.

                            For the Board of Directors,


                            Stephen D. Rubin
                            Chairman of the Board

Chicago, Illinois
April 19, 2004

                            VITA FOOD PRODUCTS, INC.
                              2222 WEST LAKE STREET
                             CHICAGO, ILLINOIS 60612

                                 ---------------

                                 PROXY STATEMENT

                                ----------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                  MAY 19, 2004

      The following information is provided in connection with the solicitation of proxies for the Annual Meeting of Stockholders of Vita Food Products, Inc., a Nevada corporation (the "COMPANY"), to be held on May 19, 2004, and any adjournments thereof (the "MEETING"), for the purposes stated in the attached Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and proxy card are being mailed to stockholders beginning on or about April 19, 2004.

                               GENERAL INFORMATION

SOLICITATION OF PROXIES

      A form of proxy is being furnished herewith by the Company to each stockholder and, in each case, such proxy is solicited on behalf of the Board of Directors of the Company for use at the Meeting. The entire cost of soliciting these proxies will be borne by the Company. Solicitation will be made by mail, and may also be made by telephone or facsimile by directors, officers and regular employees of the Company, but these persons will not be separately compensated for such solicitation services. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy solicitation material to beneficial owners of the Company's Common Stock.

AUTHORITY CONFERRED BY PROXIES

      The shares represented by proxies duly executed and returned by stockholders and received by the Company before the Meeting will be voted as directed in the proxies. In the absence of specific direction, the shares represented by proxies will be voted: (1) FOR the election of all nominee directors specified herein; and (2) FOR the ratification of the selection of BDO Seidman, LLP as independent certified public accountants; and (3) FOR the approval of an amendment to the 1996 Stock Option Plan. As to the other matters, if any, to be voted upon at the Meeting, the persons designated as proxies in the accompanying form of proxy will take such action as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of Directors and are officers of the Company.

REVOCABILITY OF PROXIES

      Execution of the enclosed proxy will not affect your right as a stockholder to attend the Meeting and to vote in person. Any stockholder giving a proxy has the right to revoke it at any time by: (i) a later dated proxy, duly executed and delivered or presented at the Meeting; (ii) a written revocation sent to and received by the Secretary of the Company prior to the Meeting; or
(iii) attendance at the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

VOTING SECURITIES AND RECORD DATE

      The Company's voting securities consist of one class of Common Stock, par value $0.01 per share (the "COMMON STOCK"), and one class of Preferred Stock, par value $0.01 per share (the "PREFERRED STOCK"). The Company had 3,842,616 outstanding shares of Common Stock and no shares of Preferred Stock outstanding as of the close of business on March 30, 2004 (the "RECORD DATE"). Only stockholders of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote. Representation at the Meeting by the holders of a majority of the shares of Common Stock outstanding on the Record Date, either in person or by proxy, will constitute a quorum.

      Directors are elected by a plurality vote of shares present at the meeting. Adoption of the amendment to the 1996 Stock Option Plan requires the vote of the holders of a majority of the votes cast on the proposal, whether in person or by proxy. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum, but broker non-votes will not be counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter. Accordingly, abstentions have the same effect as a vote "against" the proposal to amend the 1996 Stock Option Plan while broker non-votes do not affect the outcome. For the election of directors, abstentions and broker non-votes will have no effect.

EXECUTIVE OFFICERS AND DIRECTORS

      The following table sets forth certain information, as of February 27, 2004, with respect to each executive officer or director of the Company.

NAME                                       AGE                   TITLE
----                                       ---                   -----
Stephen D. Rubin................           64           President and Chairman of the Board
Clark L. Feldman................           69           Executive Vice President, Secretary and Director
Clifford K. Bolen...............           46           Senior Vice President and Chief Financial Officer
Terry W. Hess...................           46           Chief Executive Officer of Vita Specialty Foods, Inc. and
                                                        Director
Robert J. Budd..................           57           President of Vita Specialty Foods, Inc. and Director
Michael Horn....................           67           Director
Paul R. Lederer.................           64           Director
Neal Jansen.....................           66           Director
Steven A. Rothstein.............           52           Director
John C. Seramur.................           61           Director
Joel D. Spungin.................           66           Director

      The following biographical information is provided, as of February 27, 2004, with respect to the sole executive officer named in the management table, who is not a director nominee for election.

      CLIFFORD K. BOLEN was promoted to Senior Vice President and Chief Financial Officer of the Company in March 2003. Mr. Bolen joined the Company in November 2000 as Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Bolen was Vice President of Operations for The Northwestern Corp, a leading manufacturer of vending machines from 1998 to 2000, and Vice President of Gummed Papers of America L.P., a wholesale distributor of label paper products from 1994 to 1998. Mr. Bolen's experience includes roles in executive management as CFO and Controller for manufacturing, food processing, real estate syndication and management, and wholesale distribution firms. In addition, Mr. Bolen has eight years of public accounting experience and received his CPA certification in 1987. Mr. Bolen has a B.S. in management from the Illinois Institute of Technology and a M.B.A. from The University of Chicago.

SECURITY OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

      The following table sets forth information as of February 27, 2004, with respect to the beneficial ownership of the Company's outstanding shares of Common Stock by each stockholder known by the Company to be the beneficial owner of more than 5% of its Common Stock, each director, and each Named Executive Officer (as defined under "Compensation of Executive Officers") and all the directors and executive officers of the Company as a group.

                                                                      SHARES BENEFICIALLY OWNED
                                                                      -------------------------
NAME OF BENEFICIAL OWNER (1)                                            NUMBER (2)      PERCENT
----------------------------                                            ----------      -------
Stephen D. Rubin (3).......................................              1,216,242        31.6%
Clark L. Feldman (3).......................................                622,103        16.2
Adele J. Gorenstein Trust (4) .............................                382,209         9.9
J.B.F. Enterprises (5) ....................................                361,700         9.4
James Rubin (6) ...........................................                252,000         6.6
John C. Seramur (7)........................................                 77,500         2.0
Neal Jansen (8)............................................                 34,500          *
Clifford K. Bolen (9)......................................                 26,000          *
Terry W. Hess (10).........................................                 25,370          *
Michael Horn (11) .........................................                 23,500          *
Joel D. Spungin (12).......................................                 15,500          *
Paul R. Lederer (13) ......................................                 12,500          *
Steven A. Rothstein (14) ..................................                  9,000          *
Robert J. Budd (15) .......................................                  5,000          *
All directors and executive officers as a group
   (11 persons) (16) ......................................              2,067,215        52.6%

*     Less than 1% of the outstanding shares of Common Stock

(1) The address of each of the beneficial owners, unless noted otherwise in the footnotes, is c/o Vita Food Products, Inc., 2222 West Lake Street, Chicago, Illinois 60612.

(2) Includes, when applicable, shares owned of record by such person's minor children and spouse and by other related individuals and entities over whose shares of Common Stock such person has custody, voting control, or power of disposition.

(3) Includes shares of Common Stock issuable upon exercise of options to purchase 3,000 shares of Common Stock.

(4) Includes 361,700 shares of Common Stock held by J.B.F. Enterprises, an Illinois general partnership ("J.B.F."), which are also listed as being beneficially owned by J.B.F. The Adele J. Gorenstein Trust and Mr. David Gorenstein are general partners of J.B.F. The address of the Adele J. Gorenstein Trust is 6770 North Lincoln Avenue, Suite 200, Lincolnwood, Illinois 60046.

(5) The Adele J. Gorenstein Trust and Mr. David Gorenstein are general partners of J.B.F. The address of J.B.F. is 900 Skokie Blvd, Suite 108, Northbrook, Illinois 60062. These shares are also included in the number of shares beneficially owned by the Adele J. Gorenstein Trust.

(6) James Rubin is the brother of Stephen D. Rubin. The address of James Rubin is 719 Sycamore Lane, Glencoe, Illinois 60022.

(7) Mr. Seramur`s address is 260 Barefoot Beach, PH4, Bonita Springs, Florida 34134. Includes shares of Common Stock issuable upon exercise of options to purchase 12,500 shares of Common Stock.

(8) Mr. Jansen's address is 6216 St. Albans Circle, Edina, Minnesota 55439. Includes shares of Common Stock issuable upon exercise of options to purchase 21,500 shares of Common Stock.

(9)   Represents shares of Common Stock issuable upon exercise of options.

(10)  Mr. Hess's address is 717 Corning Way, Martinsburg, West Virginia 25401.

(11) Mr. Horn's address is 1408 Shannon, Green Bay, Wisconsin 54304. Includes shares of Common Stock issuable upon exercise of options to purchase 16,500 shares of Common Stock.

(12) Mr. Spungin's address is 3041 Burgundy Drive N, Palm Beach Gardens, Florida 33410.

(13) Includes shares of Common Stock issuable upon exercise of options to purchase 2,500 shares of Common Stock.

(14) Mr. Rothstein's address is Box 2273, Loop Station, Chicago, Illinois 60690. Includes shares of Common Stock issuable upon exercise of options to purchase 4,000 shares of Common Stock.

(15) Mr. Budd's address is 2395 Pleasantville Road, Suite 4A, Doraville, Georgia 30340.

(16) Includes shares of Common Stock issuable upon exercise of options to purchase 89,000 shares of Common Stock.

PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

      The By-Laws of the Company currently provide that the Board of Directors shall consist of at least six directors to be elected at the annual meeting of stockholders to hold office until the next annual meeting or until their successors are elected and qualified. The Board of Directors currently has 10 members. The proxies solicited by and on behalf of the Board of Directors will be voted FOR the election of the nine nominees listed below, unless authority to do so is withheld as provided in the proxy. All nominees are currently members of the Company's Board of Directors. Robert J. Budd, whose term of office as a director expires at the Meeting, has not been nominated for re-election. The proxies cannot be voted for a greater number of persons than the number of nominees named. If for any reason one or more of the nominees should be unable to serve or refuse to serve as a director (an event which is not anticipated), the persons named as proxies will vote for another candidate or candidates nominated by the Board of Directors, and discretionary authority to cause such votes is included in the proxy.

NOMINEES

      The Nominating Committee of the Board of Directors has nominated the following individuals for election, all of whom are currently directors:

      STEPHEN D. RUBIN has served as a director, President and Chairman of the Board of the Company since 1982. Mr. Rubin is responsible for the overall operations of the Company with an emphasis on production, finance and quality control. Previously, Mr. Rubin was the owner and chief operating officer of several other companies which included food, manufacturing and industrial companies. Mr. Rubin received a B.B.A. from the University of Wisconsin and a J.D. from the University of Wisconsin Law School.

      CLARK L. FELDMAN has served as a director and Executive Vice President and Secretary of the Company since 1982. Mr. Feldman has an extensive background in strategic financial planning and marketing and is responsible for all sales personnel, including brokers. Mr. Feldman received a B.S. from Indiana University.

      TERRY W. HESS has served as a director of the Company since July 2001, when the Company acquired Virginia Honey Company, Inc. ("Virginia Honey"). He also served as President of Virginia Honey from its acquisition by the Company in July 2001 until its merger into Vita Specialty Foods, Inc., a wholly owned subsidiary of the Company ("Vita Specialty Foods"), in November 2002. Prior to July 2001, Mr. Hess was President/Owner and a director of Virginia Honey since October 1997. Mr. Hess is currently the Chief Executive Officer, responsible for the overall operations, of Vita Specialty Foods with an emphasis on sales and production. Prior to his purchase of Virginia Honey, Mr. Hess had an extensive background in banking for 18 years, where he was Senior Vice President of One Valley Bank, responsible for nine offices and a 60 million dollar consumer loan portfolio. Mr. Hess is on the United Way Board, American Cancer Board and is a director of Centra Bank, a privately held entity. Mr. Hess attended Shepherd College in Shepherdstown, WV and Louisiana State University Graduate School of Banking.

      MICHAEL HORN has served as a director of the Company since April 1983. For the past eight years, Mr. Horn, as the largest shareholder of Save More Foods Supermarkets and a significant shareholder of Performance Foods of Wisconsin, Inc., has acted in a management advisory role to both companies. Prior to that Mr. Horn was president of the Green Bay Division of Super Value Stores, Inc., a national grocery food wholesaler and distributor. Mr. Horn currently is a managing partner with HMH Development of Green Bay, Wisconsin. Mr. Horn is also a Vice President and a director on the Executive Committee of the Green Bay Packer Hall of Fame. Mr. Horn has a B.A. in business from the University of Minnesota at Duluth.

      NEAL JANSEN has served as a director of the Company since April 1983. Mr. Jansen had been CEO and Chairman of the Board of Lettieri's, Inc., a manufacturer of authentic Italian foods, from 2002 to August 2003, but now serves solely as a member of the board. Mr. Jansen served as CEO and Chairman of Farm Fresh Catfish Company from 1997 to 2000. From 1990 to 1996, he served as President and CEO of Pies, Inc. and was a major shareholder until it was sold to Flowers Industries in 1991. Prior to 1986 he was President of Gordon Fleming and Associates, a food brokerage company in Minnesota, and a Senior Vice President of Red Owl Stores, Inc., a large Midwestern supermarket chain. Mr. Jansen received a B.A. from St. Norbert College and an M.B.A. from Michigan State University.

      PAUL R. LEDERER has served as a director of the Company since May 2003. Mr. Lederer retired in October 1998 from his position as Executive Vice President of Worldwide Aftermarket of Federal-Mogul Corporation, a manufacturer of automotive parts, which he held beginning in February 1998. Prior to that he served as President and Chief Operating Officer of Fel-Pro, a manufacturer of automotive parts, from November 1994 to February 1998, when it was acquired by Federal-Mogul Corporation. Mr. Lederer is presently a director of the following companies: R & B, Inc., Maximus, Inc. and Trans-Pro, Inc., each of which is a publicly traded company, and O'Reilly Automotive, and serves as a member of the advisory boards of several companies. Mr. Lederer has a B.A. from University of Illinois and a J.D. from Northwestern University School of Law and attended the Northwestern University Kellogg Graduate Business School of Management.

      STEVEN A. ROTHSTEIN has served as a director of the Company since May 1, 1997. Mr. Rothstein is currently a "registered person" of National Securities Corporation, a securities broker-dealer, and a principal member of Shampan Lamport Financial, LLC, an office of supervisory jurisdiction of National Securities Corporation. He is also currently a director of Brownshire Capital formerly known as Gateway Data Science Corporation. From 1995 to 2001, Mr. Rothstein was Chairman of the Board of National Securities Corporation and Chairman and President of Olympic Cascade Financial Corporation. Mr. Rothstein has a B.A. from Brown University.

      JOHN C. SERAMUR has served as a director of the Company since May 2000. Mr. Seramur is retired. From 1965-1997, he served as President and CEO of First Financial Corporation or one of its predecessor companies, which merged with Associated Banc Corp., a bank holding company in 1999. He is director and Vice Chairman of Associated Bank Corp. Mr. Seramur has a B.S. in business administration from Marquette University.

      JOEL D. SPUNGIN served as a director of the Company from May 2000 to May 2003 and from February 2004 to the present. Since 1995 Mr. Spungin has been Managing Partner of DMS Enterprises, a consulting and management advisory partnership. From 1994 to 1999, he served as Chairman Emeritus, and from 1988 to 1995, Chairman and Chief Executive Officer, of United Stationers Inc. Mr. Spungin is a director of Home Products International, Inc. and AAR Corporation, each of which is a publicly held company. Mr. Spungin has a B.S. in business administration from Roosevelt University.


COMMITTEES AND ATTENDANCE

      The Board of Directors met six times during the year ended December 31, 2003. Each of the directors attended at least 80% of the meetings of the Board of Directors and of each committee of the Board of Directors held, of which he was a member, during the last fiscal year. It is the Company's policy that the directors who are up for election at the Annual Meeting attend the Annual Meeting. All of the nominees up for election at the 2004 Annual Meeting of Stockholders attended the 2003 Annual Meeting of Stockholders, with the exception of Joel D. Spungin who was not a director on the date of such meeting.

      The Audit Committee, comprised of directors Neal Jansen (Chairman), John Seramur and Paul Lederer, who became a member of the committee in May 2003, met seven times during this period. The Audit Committee oversees the accounting and financial reporting process and the audits of the Company's financial statements and reviews the system of internal control and the Company's process for monitoring compliance with laws and regulations and with the Company's Code of Ethics. The Audit Committee has adopted a written charter which was amended and restated in 2003 and is attached to this Proxy Statement as Appendix A. All members of the Audit Committee are independent, as independence is defined in Section 121(A) of the American Stock Exchange listing standards. In addition, the Board of Directors has determined that Neal Jansen satisfies all of the criteria to be a "financial expert" as defined in Item 401(h)(2) of Regulation S-K.

      The Compensation Committee, comprised of directors Michael Horn (Chairman) and Steven A. Rothstein, met three times during the year ended December 31, 2003. Each member of the Compensation Committee is independent in accordance with American Stock Exchange listing standards. The Compensation Committee reviews and makes recommendations to the Board of Directors with regard to the salaries, incentive compensation and related benefits of corporate officers and other employees.

      The Nominating/Governance Committee, comprised of Joel D. Spungin (Chairman), John C. Seramur and Michael Horn, met one time during the year ended December 31, 2003. Each member of the Nominating/Governance Committee is independent in accordance with American Stock Exchange listing standards. The Nominating/Governance Committee makes recommendations to the Board of Directors concerning the size and composition of the Board of Directors, the qualifications of potential new directors and the formation of a slate of directors to stand for election at each Annual Meeting of Stockholders and reviews and reports to the Board with regard to matters of corporate governance.

      The Nominating/Governance Committee will consider Board nominees recommended by stockholders who submit their recommendations, together with appropriate biographical information, to Michael Horn at 2222 West Lake Street, Chicago, Illinois 60612, in writing prior to January 1 of each year. The Nominating/Governance Committee has adopted a written charter, which is attached to this Proxy Statement as Appendix B.

      Selection of Board Candidates

      The Company's directors take a critical role in guiding the strategic direction and overseeing the management of the Company. Board candidates are considered based upon various criteria, such as their business and professional skills and experiences, concern for the long-term interests of the stockholders, personal integrity and judgment and willingness to apply sound and independent business judgment. Directors should have relevant expertise and experience, be able to read and understand basic financial statements and be able to offer advice and guidance to management based on that expertise and experience. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of the specialty food products industry. The Nominating/Governance Committee retains the right to modify these minimum qualifications from time to time. In the case of incumbent directors, the Nominating/Governance Committee reviews such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance and any transactions of such directors with the Company during their term. In the case of new director candidates, the Committee first determines whether the nominee must be independent for American Stock Exchange purposes. The Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Committee then meets to discuss and consider such candidates' qualifications and then chooses a candidate by majority vote. The Committee does not intend to alter in the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not.

      Communications with Stockholders

      The Board of Directors provides a process for stockholders to send communications to the Board or any of the directors. Stockholders may send written communications to the Board or any of the directors c/o Stephen D. Rubin, 2222 West Lake Street, Chicago, Illinois 60612. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual directors on a periodic basis.

COMPENSATION OF DIRECTORS

      Directors who are employees of the Company are not separately compensated for serving on the Board of Directors. In fiscal 2003, non-employee directors were paid $10,000 plus $1,000 for each Board of Directors meeting attended, $150 for each Compensation Committee meeting attended, and $150 for each Audit Committee meeting attended. The Chairman of the Compensation Committee and the Chairman of the Audit Committee were paid an additional $100 for each respective meeting attended. In March 2003, each non-employee director was granted an option to purchase 2,500 shares of Common Stock at an exercise price of $4.00 per share, the fair market value (as defined in the Company's 1996 Stock Option Plan for Non-Employee Directors) on the date of grant. One additional non-employee director, who was elected in May 2003, was granted an option to purchase 2,500 shares of Common Stock at an exercise price of $4.65 per share, the fair market value on the grant date.

      The Company's 1996 Stock Option Plan for Non-Employee Directors (the "Directors Plan") provides for grants of stock options to non-employee directors of the Company. Under the Directors Plan, as amended in 2001 and 2003, the Compensation Committee may grant each director options to purchase shares of Common Stock at a purchase price equal to the fair market value (as defined in the plan) of the Common Stock on the date of grant. The maximum number of shares of Common Stock that may be issued to such persons upon the exercise of options granted under the Directors Plan is 175,000. As of January 1, 2003 and December 31, 2003, 72,000 and 57,000 shares of Common Stock, respectively, were available for issuance under the Directors Plan.

      THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE ELECTION OF THE DIRECTOR NOMINEES SET FORTH HEREIN.

PROPOSAL NO. 2

            RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      The Board of Directors has selected BDO Seidman, LLP as independent certified public accountants for the Company for 2004. BDO Seidman, LLP has been engaged as the Company's independent auditors since January 1995. The ratification of the selection of independent certified public accountants is not required by the Company's bylaws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice.

      If the appointment of BDO Seidman, LLP as independent auditors for 2004 is not approved by the stockholders, the adverse vote will be considered a direction to the Board of Directors to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment for the year 2004 will stand unless the Board finds other good reason for making a change.

      Representatives of BDO Seidman, LLP are expected to attend the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

      THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF BDO SEIDMAN, LLP.

PROPOSAL NO. 3

               APPROVAL OF AMENDMENT TO THE 1996 STOCK OPTION PLAN

      The Company is seeking stockholder approval of the adoption of an amendment to the 1996 Stock Option Plan (the "Plan"). The Board has already adopted the amendment, which would increase the maximum number of shares of Common Stock issuable under the Plan from 325,000 to 525,000 shares. As of January 1, 2003 and December 31, 2003, 49,200 and 46,100 shares of Common Stock, respectively, were available for issuance under the Plan.

      The following is a summary of some of the provisions of the Plan and is qualified in its entirety by the full text thereof, which is attached to this Proxy Statement as Appendix C as amended to reflect the increased number of shares issuable thereunder.

      The Plan allows the Company to offer employees, officers, consultants, agents, advisors and independent contractors of the Company and its subsidiary the opportunity to participate in the Company's growth and success and to encourage them to remain in service and maintain stock ownership in the Company to enhance the long-term stockholder value of the Company. Pursuant to the Plan, participants are selected by the Company's Board of Directors or Compensation Committee, comprised solely of non-employee directors (the "Plan Administrator"). Each participant receives incentive or non-qualified stock options to purchase shares of Common Stock at a minimum exercise price equal to 100% fair market value (based on the most recent closing price) of the Company's Common Stock on the date of the grant for incentive stock options, and 85% of such fair market value for non-qualified stock options. In the event of a change in capitalization of the Company, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, dividend, stock split, reverse stock split, spin-off, split-off or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in (i) the maximum number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to then outstanding options under the Plan, and (iii) the price of each share subject to any then outstanding options under the Plan. Unless otherwise established by the Plan Administrator, options vest 20% per year over a five-year period, commencing on the first anniversary of the grant date. Unless otherwise determined by the Plan Administrator solely with respect to non-qualified options, all options granted under the Plan will expire ten years from the date of grant, subject to earlier termination upon a participant's ceasing to be employed by, or provide services to, the Company pursuant to the provisions of the Plan. The Board may amend the Plan at any time, subject to certain limitations included in the Plan. The Plan also provides for certain additional restrictions regarding incentive stock options. As of February 27, 2004, approximately 160 individuals were eligible to participate in the Plan and the fair market value of the Common Stock, as determined under the Plan, was $6.55 per share.

      FEDERAL INCOME TAX CONSEQUENCES

      Non-Qualified Stock Options. The holder of a non-qualified stock option granted under the Plan will not recognize any income at the time the option is granted. However, such holder will recognize income at the time he or she exercises the option in an amount equal to the difference between the exercise price of the option and the fair market value of the shares of Common Stock received on the date of exercise. The sale of shares issued pursuant to the exercise of a stock option will generally result in capital gain or loss. A holder's holding period will commence with the date such shares are issued to the holder by the Company, and his or her tax basis in such shares will equal fair market value of that date.

      Incentive Stock Options. No income will be attributed to a holder on the grant of an incentive stock option and no income will be attributed to a holder to whom Common Stock is transferred on the exercise of an incentive stock option. Upon a disposition of the shares issued upon exercise of such incentive stock option, the holder will recognize capital gain. However, if the holder fails to hold the shares he or she acquires through the exercise of an incentive stock option for the later of (i) two years after the incentive stock option is granted or (ii) one year after the Common Stock is transferred to him or her, then upon disposition of the shares, the holder will recognize income, a portion of which is ordinary income. Of the gain realized on disposition of the shares, the portion that is ordinary income is equal to the lesser of: (i) the fair market, value of the shares on the date of exercise, minus the exercise price, or (ii) the amount realized on disposition on the shares, minus the exercise price. Any gain in excess of this amount is capital gain.

      The foregoing summary is not a complete description of the U.S. Federal income tax aspects of the Plan. Moreover, the foregoing summary relates only to Federal income taxes; there may also be

Federal estate and gift tax consequences associated with the Plan, as well as foreign, state and local tax consequences.

      THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1996 STOCK OPTION PLAN.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

      Based solely upon the Company's review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that there were no late filings in fiscal year 2003.

                       COMPENSATION OF EXECUTIVE OFFICERS

      The following table sets forth the compensation awarded to the chief executive officer and four additional individuals serving as executive officers or key employees of the Company at the end of fiscal year 2003 whose aggregate salary and bonus for services in all capacities rendered during the year ended December 31, 2003 exceeded $100,000 (the "NAMED EXECUTIVE OFFICERS").

SUMMARY COMPENSATION TABLE

                                                                                            Long-Term
                                                         Annual Compensation              Compensation
                                               ---------------------------------------      Awards (6)
                                                                                          ------------
                                                                                            Securities
                                                                                            Underlying        All Other
Name and Principal Position                    Year           Salary            Bonus       Options       Compensation (7)
---------------------------                    ----           ------            -----       -------       ----------------
Stephen D. Rubin                               2003          $263,167          $    --           --              $2,882
President and Director                         2002          $246,151          $45,717       15,000 (3)          $3,008
                                               2001          $240,030          $48,006           --              $2,457

Clark L. Feldman                               2003          $263,167          $    --           --              $2,882
Executive Vice President,                      2002          $246,151          $45,717       15,000 (3)          $3,008
Secretary and Director                         2001          $240,030          $48,006           --              $2,612

Clifford K. Bolen                              2003          $190,000          $10,000           --              $2,882
Senior Vice President and                      2002          $149,519          $27,532       20,000 (4)          $2,753
Chief Financial Officer                        2001          $125,000          $25,000       10,000 (5)          $ 912

Terry W. Hess                                  2003          $300,000          $    --           --              $5,552
Chief Executive Officer of                     2002          $300,000          $    --           --              $4,957
Vita Specialty Foods and Director              2001 (1)      $150,000          $    --           --              $3,177

Robert J. Budd                                 2003          $238,477          $    --           --              $9,302
President of Vita Specialty Foods              2002 (2)      $ 44,678          $    --           --              $1,564
and Director

      (1) Mr. Hess's compensation under terms of his employment agreement with Virginia Honey became effective July 1, 2001.

      (2) Mr. Budd's compensation under terms of his employment agreement with The Halifax Group, Inc. became effective November 1, 2002.

      (3) Such options, exercisable at $4.433 per share, vest in increments of 3,000 shares on each of December 11, 2003, 2004, 2005, 2006, and
            2007.

      (4) Such options, exercisable at $4.03 per share, vest in increments of 4,000 shares on each of December 11, 2003, 2004, 2005, 2006, and
            2007.

      (5) Such options, exercisable at $2.65 per share, vest in increments of 2,000 shares on each of December 5, 2002, 2003, 2004, 2005, and
            2006.

      (6) At December 31, 2003, the Named Executive Officers as a group, held 1,870,215 shares of restricted stock with a market value of $13,802,187.

      (7) In 2003, All Other Compensation is comprised of $19,550 for Company 401(k) matching contributions and $3,950 of Company paid term life insurance premiums.

OPTION GRANTS IN LAST FISCAL YEAR

      There were no options granted to the Named Executive Officers in fiscal 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

      The following table provides information on option exercises in fiscal 2003 by the Named Executive Officers and the value of such officers' unexercised options at December 31, 2003.

                                                       NUMBER OF SECURITIES UNDERLYING        VALUE OF UNEXERCISED IN-THE-
                                                           UNEXERCISED OPTIONS AT                   MONEY OPTIONS AT
                                                            DECEMBER 31, 2003 (#)                 DECEMBER 31, 2003 ($)
                                                            ---------------------                 ---------------------
                          SHARES
                       ACQUIRED ON      VALUE
NAME                   EXERCISE (#)  REALIZED ($)    EXERCISABLE         UNEXERCISABLE       EXERCISABLE      UNEXERCISABLE
----                   ------------  ------------    -----------         -------------       -----------      -------------
Stephen D. Rubin            --            --            3,000               12,000              $8,841           $35,364
Clark L. Feldman            --            --            3,000               12,000              $8,841           $35,364
Clifford K. Bolen           --            --           26,000               34,000            $133,660          $149,540

EMPLOYMENT AGREEMENTS

      The Company has an employment agreement with each of Stephen D. Rubin and Clark L. Feldman. Mr. Rubin's employment agreement extended through December 2003 (both parties intend to renew such agreement shortly) and Mr. Feldman's employment agreement extends through December 2006, with a one-year renewal option. Under the terms of these agreements, Mr. Rubin is entitled to be paid a salary of $240,030 and Mr. Feldman is entitled to be paid a salary of $263,167.32, annually (adjusted annually for increases of at least the cost of living index). Each of such Named Executive Officers is also entitled to receive annual bonuses, if any, based on Company and individual performance as determined by the compensation program adopted by the Board of Directors and the Compensation Committee, and certain perquisites not to exceed $30,000 per year, including, among other things, a car payment allowance, reimbursement of country club or health club membership dues and expenses, the right to designate a charitable contribution to be paid by the Company and a non-accountable business expense allowance. Under the employment agreements, the Company agrees to employ Mr. Rubin as its President and Mr. Feldman as its Executive Vice President. Both employment agreements provide for termination of Mr. Rubin or Mr. Feldman (i) for "cause" as defined in the agreements, (ii) upon Mr. Rubin's or Mr. Feldman's death or "total disability," as defined in the agreements, or (iii) if Mr. Rubin or Mr. Feldman terminates his employment because of a breach of his employment agreement by the Company or upon a change in control of the Company. The employment agreements contain provisions that restrict Mr. Rubin's and Mr. Feldman's ability to compete with the Company or solicit its employees or customers for a specified period following the termination of their employment.

      On July 1, 2001, the Company entered into an employment agreement with Terry W. Hess (the "HESS EMPLOYMENT AGREEMENT"), in conjunction with the Company's acquisition of Virginia Honey, to serve as the Chief Executive Officer of Virginia Honey (Vita Specialty Foods as of November 2002). Under the Hess Employment Agreement, which extends until December 31, 2004, Mr. Hess receives a base salary of $300,000 per year with, at the sole discretion of the Board of Directors of Virginia Honey (Vita Specialty Foods as of November 2002), a maximum annual increase proportionate to the increase in the cost of living. The Hess Employment Agreement provides for termination of Mr. Hess for "cause" as defined in the Agreement and states liquidated damage amounts that would be payable by Mr. Hess in the event that his employment is terminated for "cause" or "voluntarily terminated" as defined in the Agreement. The Hess Employment Agreement contains provisions that restrict Mr. Hess' ability to compete with the Company or solicit its employees or customers for a specified period following the termination of his employment.

            On November 1, 2002, the Company entered into an employment agreement with Robert J. Budd (the "BUDD EMPLOYMENT Agreement"), in conjunction with the Company's acquisition of Halifax, to serve as the President of Halifax (Vita Specialty Foods as of November 2002). The Budd Employment Agreement was amended in March 2003 to amend Mr. Budd's duties under the Agreement. Under the Budd Employment Agreement, which extends until December 31, 2007, Mr. Budd receives a base salary of $242,500 per year with 3% increases per year commencing on January 1, 2004. In addition, Mr. Budd's salary is subject to increase in the sole discretion of the Board of Directors of Halifax (Vita Specialty Foods as of November 2002). The Budd Employment Agreement provides for termination of Mr. Budd for "cause" as defined in the Agreement and states liquidated damage amounts that would be payable by Mr. Budd in the event that his employment is terminated for "cause" or "voluntarily terminated" as defined in the Agreement. The Budd Employment Agreement contains provisions that restrict Mr. Budd's ability to compete with the Company or solicit its employees or customers for a specified period following the termination of his employment.

                          COMPENSATION COMMITTEE REPORT

            The Compensation Committee of the Board of Directors (the "Committee"), consisting of two non-employee directors, approves all of the policies and programs pursuant to which compensation is paid or awarded to the Company's executive officers. In reviewing overall compensation, the Committee focuses on the Company's objectives to attract and retain the best possible executive talent, to motivate the executives to achieve the goals of the Company's business strategy and, to a lesser extent, to link the interests of the executives and stockholders through equity based plans. The Committee does not utilize specific formulas or guidelines in reviewing and approving executive compensation, except with respect to bonuses awarded under the Company's annual bonus plans.

      Elements of Executive Compensation Program. The key elements of the Company's executive compensation program consist of base salary, annual bonus and, for certain executives, stock options. In awarding or approving individual elements of compensation and overall compensation to executives, the Committee reviews performance factors relating to increases in the Company's earnings, increases in the size of the Company, the Company's overall performance within its industry and the executive's individual performance, including increases in responsibilities. In addition the Committee awards compensation, particularly long-term compensation, to provide strong incentives for superior future performance by the Company's executives.

      Base Salaries. Base salaries for Stephen D. Rubin, the Company's Chief Executive Officer, and Clark L. Feldman, the Company's Executive Vice President and Secretary, were initially determined in connection with the Company's initial public offering of Common Stock in 1996 in accordance with the recommendations of the underwriters. Since then, these executives have been subject to employment agreements that reflect increasing base salaries determined by the Committee with reference to the cost of living. Base salaries for the Company's other executive officers are primarily determined by reference to similarly sized manufacturing companies and the experience and credentials of the particular officer.

      Annual Bonus. The Company's executive officers, as selected by the Committee, are eligible for an annual cash bonus based on corporate and individual performance, including participation in the Company's bonus plans which are adopted at the first annual meeting of the board of directors of the Company each year (each a "Bonus Plan"). Pursuant to each Bonus Plan, the entire board of directors establishes a target bonus percentage of base salary (the "Target Bonus Percentage") for each Plan participant (ranging from 5% to 20%) and a target pre-tax, pre-bonus net income derived from the budget for the current fiscal year (the "Target Net Income"). The board also establishes a minimum Target Net Income. Participants are then entitled to receive bonuses at the end of the fiscal year based on the Company's actual net income (after achievement of the minimum Target Net Income set by the board). The amount of a participant's bonus will be determined as follows:

actual pre-tax, pre-bonus net income    X      Target Bonus Percentage  X  base salary
------------------------------------
Target Net Income

      Stock Options. The 1996 Stock Option Plan (the "Stock Option Plan") provides for stock option awards for executive officers (and certain other individuals). The size of stock option awards is determined by the Committee based upon both overall performance of the Company and individual performance of the executive. The Committee believes that significant equity interests in the Company held by the Company's executive officers align the interest of the stockholders and such executive officers. Stock options provide executive officers with the opportunity to acquire equity interests in the Company and to participate in the creation of stockholder value as reflected in the growth of the price of the Common Stock. In 2003, the Committee granted options to purchase a total of 17,500 shares of Common Stock to nine employees of the Company pursuant to the Stock Option Plan.

      Committee's Actions for 2003. Executive compensation payable to Messrs. Rubin and Feldman in 2003 was dictated by the terms of their respective employment agreements and the Company's annual Bonus Plan. In determining the amount and form of executive compensation to be paid or awarded in 2003 to Clifford Bolen, the Committee considered formal reviews of Mr. Bolen's performance by management, the board of directors and the Company's independent auditors, as well as an analysis performed in 2003 by a nationally known independent compensation consultant hired by the Committee to evaluate the overall compensation awarded to Mr. Bolen and other key employees of the Company. The consultant presented its evaluation to the entire board and its recommendations were available to management. The Committee also approved awards for additional annual bonuses to certain of the Company's officers, including Mr. Bolen.

      In reviewing and awarding compensation to Mr. Bolen for 2003, the Committee considered the performance and other criteria discussed earlier in this report. In addition, the Committee took into account the following specific factors:

      (i) an increase of approximately 19% in net sales of the Company in 2003 over 2002;

      (ii) a decrease of approximately 28% in net income of the Company in 2003 over 2002; and

      (iii) the integration of the operations of Halifax, acquired in late 2002, into the Company's subsidiary, Vita Specialty Foods, during 2003.

The Committee has reviewed and approved each of the components of compensation paid to each of its executive officers in 2003 and determined the total amount not to be excessive.

      Chief Executive Officer Compensation. For 2003, the Committee compensated Mr. Rubin in accordance with his Employment Agreement, paying him $263,167 in base salary. Mr. Rubin was not awarded a bonus for 2003.

      In reviewing Mr. Rubin's compensation, the Committee has recognized his substantial role in expanding the business of the Company and in attracting highly qualified executives to continue such expansion. Mr. Rubin has played a vital role in the Company's past and potential acquisitions. Overall, the Committee believes that Mr. Rubin is an excellent representative of the Company to the public and that his exhaustive efforts on behalf of the Company will continue to enhance the expansion and the long-term value of the Company.

                             Compensation Committee
                                  Michael Horn
                               Steven A. Rothstein

                                PERFORMANCE GRAPH

      The graph below compares the cumulative total return of the Company's Common Stock with the cumulative total return of the AMEX Market Index and the MG Industry Group 342 - Processed Packaged Goods Index for the annual periods from January 1, 1998 to December 31, 2003. The graph assumes $100 invested on January 1, 1998 in the Company's Common Stock and $100 invested at that time in each of the Indexes. The comparison assumes that all dividends are reinvested.

                             (COMPARE 5-YEAR CHART)

                              1998         1999          2000          2001          2002          2003
                              ----         ----          ----          ----          ----          ----
VITA FOOD PRODUCTS, INC.    100.00       214.29        135.77        457.14        462.86        843.43
     MG GROUP INDEX         100.00        79.75        113.59        132.64        125.33        160.49
   AMEX MARKET INDEX        100.00       124.67        123.14        117.47        112.78        153.50

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Mr. Jeffrey C. Rubenstein was a director of the Company until December 31, 2003 when he resigned, and is a senior principal with the law firm of Much Shelist Freed Denenberg Ament & Rubenstein P.C., which is the Company's general counsel.

      The Company is not a party to any other material transactions of the type required to be described herein.

                             AUDIT COMMITTEE REPORT

      The Audit Committee Report that follows shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.

      In this context, the Audit Committee of the Board of Directors has:

            - Reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended December 31, 2003;

            - Discussed with BDO Seidman, the Company's independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants;

            - Received and reviewed the written disclosures and the letter from BDO Seidman required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board; and

            -     Discussed with BDO Seidman its independence.

      In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

                                   Neal Jansen
                                 John C. Seramur
                                 Paul R. Lederer

      Audit Fees. The aggregate fees billed for assurance and related services rendered by the principal accountant for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2003 and 2002 and review of the financial statements included in the Company's Forms 10-Q for those fiscal years or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years were $158,444 and $120,428, respectively.

      Audit-Related Fees. There were no assurance and related services (not included in the "Audit Fees" disclosed above) by the principal accountant that were reasonably related to the performance of the audits and reviews of the Company's financial statements for the fiscal years ended December 31, 2003 or 2002.

      Tax Fees. The aggregate fees billed for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning for the fiscal years ended December 31, 2003 and 2002 were $14,500 and $12,137, respectively.

      All Other Fees. There were no products or services provided by the principal accountant for the fiscal years ended December 31, 2003 and 2002.

Audit Committee Pre-Approval Policies and Procedures

      The Audit Committee has established procedures for the pre-approval of auditing services and non-auditing services to be performed by the Company's independent public accountants. If any services are not pre-approved under the Committee's written list of pre-approved services, they must be approved on an individual basis. The Committee can delegate the pre-approval of non-auditing services to one or more of its members, but the decision must be presented to the full Committee at the next scheduled meeting. The policy prohibits the Company from retaining its independent public accountants to perform specified non-audit functions, including (i) bookkeeping, financial information systems design and implementation, (ii) appraisal or valuation services, fairness opinions, or contribution-in-kind reports, (iii) actuarial services; (iv) internal audit outsourcing services; (v) management functions; (vi) human resources; (vii) broker dealer, investment advisor or investment banking services; (iii) legal services; and (ix) expert services unrelated to the audit. The Audit Committee pre-approved all of the audit services provided by the Company's independent public accountants in 2003.

                                  ANNUAL REPORT

      A copy of the Company's Annual Report to Stockholders accompanies this Proxy Statement.

                              STOCKHOLDER PROPOSALS

      Stockholder proposals submitted for evaluation as to inclusion in the proxy materials for the Company's 2005 annual meeting of stockholders, must be received by the Company not later than December 20, 2004, at the Company's principal executive offices at 2222 West Lake Street, Chicago, Illinois 60612. With respect to the Meeting, proxies appointed by management will use their discretionary authority to vote the shares they represent as the Board of Directors may recommend when a stockholder raises any proposal which is not included in these proxy materials for consideration at the Meeting if the Company did not receive proper notice of such proposal at its principal executive offices by March 10, 2004. Proxies appointed by management will use their discretionary authority to vote the shares they represent as the Board of Directors may recommend at the Company's annual meeting of stockholders to be held in 2005 if a stockholder raises any proposal which is not included in the proxy materials for such meeting and the Company does not receive proper notice of such proposal at its principal executive offices by March 4, 2005.

                                  OTHER MATTERS

      Management is not aware of any other matters to be presented for action at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named as proxies in the accompanying form of proxy to vote the shares represented thereby in accordance with their best judgment.

                                   For the Board of Directors,



                                   Stephen D. Rubin
                                   Chairman of the Board

Chicago, Illinois
April 19, 2004

                                                                      APPENDIX A

                                   CHARTER OF
                           VITA FOOD PRODUCTS, INC.'S
                                 AUDIT COMMITTEE

MISSION STATEMENT

The Audit Committee ("Committee") will assist the board of directors of Vita Food Products, Inc. (the "Company") in fulfilling its oversight responsibilities. The Committee will oversee the accounting and financial reporting process and the audits of the Company's financial statements and review the system of internal control and the Company's process for monitoring compliance with laws and regulations and with the Company's Code of Ethics. In performing its duties, the Committee will maintain effective working relationships with the Company's board of directors, management, and the external independent public accountant auditors ("External Auditors") and internal auditors, if any. To effectively perform his or her role, each Committee member will obtain an understanding of the detailed responsibilities of Committee membership as well as the Company's business, operations and risks.

I.    ORGANIZATION

      A. The Committee shall consist of three (3) or more members of the Company's board of directors to be selected by the Company's entire board of directors.

      B. All of the members shall be "independent directors" or qualify under the exceptions thereto, as such are described by the American Stock Exchange ("AMEX") rule making, as amended from time to time. The board of directors shall certify and appoint one (1) member who possesses the requisite financial sophistication to be Chairman of the Committee. Further, one (1) member of the Committee, which may or may not be the Chairman of the Committee, shall qualify as a "financial expert" as such term is defined by the Securities and Exchange Commission pursuant to rules promulgated by it under the Sarbanes-Oxley Act of 2002. All members of the Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheets, income statements and cash flow statements.

      C. The Committee shall meet not less frequently than: a meeting prior to the initiation of the audit of the Company's fiscal year statements; a meeting following the Company's independent auditors' preparation of the Company's fiscal year financial statements; and meetings at such other times as deemed necessary for either the Company's board of directors or the Chairman of the Committee, but in no event less often than quarterly.

II.   ROLES AND RESPONSIBILITIES

      A.    INTERNAL CONTROL. The Committee shall:

            1. Evaluate whether management is setting the appropriate tone by communicating the importance of internal control;

            2. Gain an understanding of whether internal control recommendations made by either any internal auditors or External Auditors have been implemented by management and are effective; and

            3. Ensure that the External Auditors keep the Committee informed about fraud, illegal acts, deficiencies in internal control, and certain other matters.

B.    FINANCIAL REPORTING

            1.    GENERAL RESPONSIBILITIES OF THE COMMITTEE:

      a) Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements;

      b) Receive and review reports from the External Auditors on critical accounting policies and alternative treatments of financial information that have been discussed with management and other material written communications between the External Auditors and management;

      c) Review major issues regarding accounting principals and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles;

      d) Review all analyses prepared by management and/or the External Auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including the effects on the financial statements of alternative GAAP methods, regulatory and accounting initiatives and off-balance sheet structures;

      e) Discuss with senior management each critical accounting estimate included in MD&A, its development and selection and the MD&A disclosure about the estimate;

      f)    Actively participate in the preparation of MD&A; and

      g) Inquire of management, External Auditors and internal auditors, if any, about significant risks and exposures and the plans to minimize such risks.

2.    ANNUAL FINANCIAL STATEMENTS. The Committee shall:

      a) Review the annual financial statements and determine whether they are complete and consistent with the information known to Committee members, and assess whether the financial statements reflect appropriate accounting principles;

      b) Review complex and/or unusual transactions such as restructuring charges and derivative disclosures;

      c) Consider issues with respect to judgmental areas such as those involving valuation of assets and liabilities, including the accounting for and disclosure of obsolete or slow-moving inventory; warranty, product, and environmental liability; litigation reserves; and other commitments and contingencies;

      d) Meet with management and the External Auditors to review the financial statements and the results of the audit;

      e) Review management's handling of proposed audit adjustments identified by the External Auditors and the resolution thereof;

      f) Review with management and the External Auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies; and

      g) Ensure that the External Auditors communicate certain required matters to the Committee.

3.    INTERIM FINANCIAL STATEMENTS. The Committee shall:

      a) Meet with management and, if a pre-issuance review was completed, with the External Auditors, either telephonically or in person, to review the interim financial statements and the results of the review; and

      b) Ensure that the External Auditors communicate certain required matters to the Committee.

C.    COMPLIANCE WITH LAWS AND REGULATIONS. The Committee shall:

      1. Review the effectiveness of the Company's monitoring compliance with laws and regulations and the results of management's investigation and action (including disciplinary action) on any fraudulent acts or accounting irregularities;

      2. Periodically obtain updates from management, general counsel, and the chief financial officer regarding compliance;

      3. Review the process for communicating the Code of Ethics to Company personnel and for monitoring compliance therewith; and

      4. Review the findings of any examinations by regulatory agencies received by the Audit Committee, including the AMEX and the Securities and Exchange Commission.

D. INTERNAL AUDIT. The Committee shall review the activities of internal audits, if any, of the Company.

E.    RELATIONSHIP WITH EXTERNAL AUDITORS. The Committee shall:

      1. Be directly responsible for the appointment and termination, compensation, retention and oversight of the work of any External Auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

      2. Ensure its receipt from the External Auditors of a formal written statement delineating all relationships between the External Auditors and the Company, consistent with Independence Standards Board Standard 1;

      3. Actively engage in a dialogue with the External Auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the External Auditors and take or recommend that the full board take, appropriate action to oversee the independence of the External Auditors;

      4. Consider whether the External Auditors' internal quality-control procedures are adequate;

      5. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

      6. Recommend to the board of directors policies for the Company's hiring of employees or former employees of the External Auditors who participated in any capacity in the audit of the Company as required by law;

      7.    Review the External Auditors' proposed audit scope and approach; and

      8. Be directly responsible for the resolution of disagreements between management and the External Auditors regarding financial reporting.

Each of the External Auditors must report directly to the Committee.

F.    The Committee shall perform the following additional responsibilities:

      1. Meet with the External Auditors, chief financial officer, and management in separate executive sessions to discuss any matters that the Committee or these parties believe should be discussed privately;

      2. Ensure that significant findings and recommendations made by the External Auditors, and then by the internal auditors, if any, are received and discussed on a timely basis;

      3. Review, with the Company's outside counsel, any legal matters that could have a significant impact on the Company's financial statements;

      4. Review the policies and procedures in effect for considering officers' expenses and perquisites;

      5. Pre-approve all audit services and permissible non-audit services to be performed by the External Auditors in accordance with the Committee's Audit Committee Pre-Approval Policy;

      6. Perform other oversight functions as requested in writing by the board of directors;

      7. Periodically (but not less than annually) review and reassess the adequacy of this Charter, requesting board approval for proposed changes and ensure appropriate disclosure as may be required by law or regulation;

      8. Review and oversee related party transactions including those that would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K;

      9.    Establish procedures for:

            a) The receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

            b) The confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

      10. Engage and determine funding for independent counsel and other advisors, as the Committee deems necessary to carry out its duties;

      11.   Determine appropriate funding for payment of:

            a) compensation to any External Auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

            b) compensation to any advisors employed by the Committee under F(5) above; and

            c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties;

      12. Conduct discussions of earnings releases and guidance to be provided by press release, to analysts and/or to rating agencies; and

      13.   Institute and oversee special investigations as needed.

III.  REPORTING RESPONSIBILITIES

      The Committee shall report regularly to the board of directors about Committee activities, including but not limited to, financial reporting, and make appropriate recommendations to the board of directors, management, the External Auditors and the internal auditors, if any.

IV.   LIMITATION OF RESPONSIBILITY

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Furthermore it is not the duty of the Audit Committee to assure compliance with laws and regulations and the Company's Code of Ethics.

                                                                      APPENDIX B

                     NOMINATING/GOVERNANCE COMMITTEE CHARTER

      The Nominating/Governance Committee is comprised of three independent directors who meet at a minimum once a year.

The Nominating/Governance Committee:

      - Makes recommendations to the Board of Directors regarding the size and composition of the Board, establishes procedures for the nomination process and screens and recommends candidates for election to the Board.

      - Reviews with the Board from time to time the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, including skills and experience.

      - Reviews the continued appropriateness of Board membership of directors who retire or change from the positions they hold when they came on the Board.

      -     Nominates officers for election by the Board.

      - Establishes and administers a periodic assessment procedure relating to the performance of both the Board of Directors as a whole and its individual members.

      - Reviews and reports to the Board of Directors on a periodic basis with regard to matters of corporate governance (which is defined for this purpose as the relationships of the Board, the stockholders and management in determining the direction and performance of the Company).

      - Will develop and recommend to the Board of Directors, and periodically review and assess the effectiveness of, a set of corporate governance principles applicable to the Company.

                                                                      APPENDIX C

                            VITA FOOD PRODUCTS, INC.

                             1996 STOCK OPTION PLAN

                               SECTION 1. PURPOSE

      The purpose of the Vita Food Products, Inc. 1996 Stock Option Plan (the "PLAN") is to enhance the long-term stockholder value of Vita Food Products, Inc., a Nevada corporation (the "COMPANY"), by offering opportunities to employees, officers, consultants, agents, advisors and independent contractors of the Company and its Subsidiaries (as defined in Section 2) to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

                             SECTION 2. DEFINITIONS

      For purpose of the Plan, the following terms shall be defined as set forth below:

      2.1 Board

      "BOARD" means the Board of Directors of the Company.

      2.2 Cause

      "CAUSE" means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

      2.3 Code

      "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

      2.4 Common Stock

      "COMMON STOCK" means the common stock, par value $.01 per share, of the Company.

      2.5 Corporate Transaction

      "CORPORATE TRANSACTION" means any of the following events:

            (a) Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Common Stock are converted into cash, securities or other property (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of capital stock of the surviving corporation immediately after the merger);

            (b) Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary corporation (as the term "subsidiary corporation" is defined in Section 8.3) of the Company; or

            (c) Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

      Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d) (1) (i) (as in effect on the date of adoption of the Plan) under the Exchange Act.

      2.6 Disability

      "DISABILITY" means "disability" as that term is defined for purposes of
Section 22(e) (3) of the Code.

      2.7 Exchange Act

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      2.8 Fair Market Value

      The "FAIR MARKET VALUE" shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the Nasdaq National Market, the closing per share sale price for the Common Stock as reported by the Nasdaq National Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange or the Chicago Stock Exchange, the closing per share sale price for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of the Fair Market Value.

      2.9 Grant Date

      "GRANT DATE" means the date the Plan Administrator adopted the granting resolution. If, however, the Plan Administrator designates in a resolution a later date as the date an Option is to be granted, then such later date shall be the "Grant Date."

      2.10 Incentive Stock Option

      "INCENTIVE STOCK OPTION" means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

      2.11 Nonqualified Stock Option

      "NONQUALIFIED STOCK OPTION" means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

      2.12 Option

      "OPTION" means the right to purchase Common Stock granted under Section 7.

      2.13 Optionee

      "OPTIONEE" means (i) the person to whom an Option is granted; (ii) for an Optionee who has died, the personal representative of the Optionee's estate, the person(s) to whom the Optionee's rights under the Option have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 9; or (iii) person(s) to whom an Option has been transferred in accordance with Section 9.

      2.14 Plan Administrator

      "PLAN ADMINISTRATOR" means the Board or any committee of the Board designated to administer the Plan under Section 3.1.

      2.15 Securities Act

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      2.16 Subsidiary

      "SUBSIDIARY," except as provided in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company.

                            SECTION 3. ADMINISTRATION

      3.1 Plan Administrator

      The Plan shall be administered by the Board or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board. If and so long as the Common Stock is registered under
Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code and (b) "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

      3.2 Administration and Interpretation by the Plan Administrator

      Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Options under the Plan, including the selection of individuals to be granted Options, the type of Options, the number of shares of Common Stock subject to an Option, all terms, conditions, restrictions and limitations, if any, of an Option and the terms of any instrument that evidences the Option. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's officers as it so determines.

                      SECTION 4. STOCK SUBJECT TO THE PLAN

      4.1 Authorized Number of Shares

      Subject to adjustment from time to time as provided in Section 10.1, a maximum of 525,000 shares of Common Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

      4.2 Limitations

      Subject to adjustment from time to time as provided in Section 10.1, not more than 50,000 shares of Common Stock may be made subject to Options under the Plan to any individual in the aggregate in any one fiscal year of the Company, except that the Company may make additional one-time grants of up to 80,000 shares to newly hired individuals, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

      4.3 Reuse of Shares

      Any shares of Common Stock that have been made subject to an Option that cease to be subject to the Option (other than by reason of exercise of the Option to the extent it is exercised for shares) shall again be available for issuance in connection with future grants of Options under the Plan; provided, however, that for purposes of Section 4.2, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

                             SECTION 5. ELIGIBILITY

      Options may be granted under the Plan to those officers and employees of the Company and its Subsidiaries as the Plan Administrator from time to time selects. Options may also be granted to consultants, agents, advisors and independent contractors who provide services to the Company and its Subsidiaries.

                                SECTION 6. AWARDS

      6.1 Form and Grant of Options

      The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of awards to be made under the Plan. Such awards may consist of Incentive Stock Options and/or Nonqualified Stock Options. Options may be granted singly or in combination.

      6.2 Acquired Company Option Awards

      Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Options under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities ("ACQUIRED ENTITIES") (or the parent of an Acquired Entity) and the new Option is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the "ACQUISITION TRANSACTION"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Optionees.

                   SECTION 7. TERMS AND CONDITIONS OF OPTIONS

      7.1 Grant of Options

      The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

      7.2 Option Exercise Price

      The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options or 85% of the Fair Market Value of the Common Stock on the Grant Date with respect to Nonqualified Stock Options.

      7.3 Term of Options

      The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be 10 years from the Grant Date.

      7.4 Exercise and Vesting of Options

      The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time (provided, however, that no Option may become exercisable until at least six months from the Grant Date). If not so established in the instrument evidencing the Option, the Option will become exercisable and the shares subject to the Option will vest according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

            PERIOD OF OPTIONEE'S CONTINUOUS EMPLOYMENT OR
          SERVICE WITH THE COMPANY OR ITS SUBSIDIARIES FROM
                       THE GRANT DATE                               PERCENT OF TOTAL OPTION THAT IS VESTED
                      After 1 year                                                          20%
                      After 2 years                                                         40%
                      After 3 years                                                         60%
                      After 4 years                                                         80%
                      After 5 years                                                        100%

      To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5. The Plan Administrator may determine at any time that an Option may not be exercised as to less than 1,000 shares at any one time (or the lesser number of remaining shares covered by the Option).

      7.5 Payment of Exercise Price

      The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check or, unless the Plan Administrator in its sole discretion determines otherwise, at the time the Option is exercised, a combination of cash and/or check (if any) and one or both of the following alternative forms: (a) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Common Stock already owned by the Optionee for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price or by transferring shares of Common Stock having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price to the Company's transfer agent for delivery to the Company provided that the written notice of exercise is accompanied by a written acknowledgment by the Optionee that the Optionee has instructed his broker dealer to transfer such shares and such transfer is confirmed by a letter from a broker dealer acknowledging that the Optionee has directed such broker dealer to transfer such shares; or

(b) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board. In addition, the exercise price for shares purchased under an Option may be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this Section 7.5, by such other consideration as the Plan Administrator may permit.

      7.6 Post-Termination Exercises

      The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if an Optionee ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time.

      In case of termination of the Optionee's employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares vested at the date of such termination, only (a) within 180 days if the termination of the Optionee's employment or services is coincident with Disability or (b) within 30 days after the date the Optionee ceases to be an employee, officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Optionee's death may be exercised, to the extent of the number of shares vested at the date of the Optionee's death, by the personal representative of the Optionee's estate, the person(s) to whom the Optionee's rights under the Option have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 9 at any time or from time to time within six months after the date of death, but in no event later than the remaining term of the Option. Any portion of an Option that is not vested on the date of termination of the Optionee's employment or services shall terminate on such date, unless the Plan Administrator determines otherwise. In case of termination of the Optionee's employment or services for Cause, the Option shall automatically terminate upon first notification to the Optionee of such termination, unless the Plan Administrator determines otherwise. If an Optionee's employment or services with the Company are suspended pending an investigation of whether the Optionee shall be terminated for Cause, all the Optionee's rights under any Option likewise shall be suspended during the period of investigation.

      With respect to employees, unless the Plan Administrator at any time determines otherwise, "termination of the Optionee's employment or services" for purposes of the Plan (including without limitation this Section 7), shall mean any reduction in the Optionee's regular hours of employment to less than thirty
(30) hours per week. A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services. The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

                  SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

      To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

      8.1 Dollar Limitation

      To the extent the aggregate Fair Market Value (determined as of the Grant
Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be subject to delayed exercisability or treated as a Nonqualified Stock Option as set forth by the Plan Administrator in the agreement(s) evidencing the Option. In the event the Optionee holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

      8.2 10% Stockholders

      If an individual owns more than 10% of the total voting power of all classes of the Company's stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years. The determination of 10% ownership shall be made in accordance with
Section 422 of the Code.

      8.3 Eligible Employees

      Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of
Section 422 of the Code.

      8.4 Term

      The term of an Incentive Stock Option shall not exceed 10 years.

      8.5 Exercisability

      To qualify for Incentive Stock Option tax treatment, an Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to total disability, such Option must be exercised within one year after such termination. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Optionee's reemployment rights are guaranteed by statute or contract. For purposes of this
Section 8.5, "total disability" shall mean a mental or physical impairment of the Optionee that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Optionee to be unable, in the opinion of the Company, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company has furnished its opinion of total disability to the Plan Administrator.

      8.6 Taxation of Incentive Stock Options

      In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Optionee must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date of the Incentive Stock Option and one year from the date of exercise. An Optionee may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Plan Administrator may require an Optionee to give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

                            SECTION 9. ASSIGNABILITY

      No Option granted under the Plan may be assigned, pledged or transferred by the Optionee other than by will or by the applicable laws of descent and distribution, and, during the Optionee's lifetime, such Option may be exercised only by the Optionee or a permitted assignee or transferee of the Optionee (as provided below). Notwithstanding the foregoing, and to the extent permitted by
Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit an Optionee to designate a beneficiary who may exercise the Option after the Optionee's death; provided, however, that any Option so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Option.

                             SECTION 10. ADJUSTMENTS

      10.1 Adjustment of Shares

      In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4.1, (ii) the maximum number and kind of securities that may be made subject to options to any individual as set forth in Section 4.2, and (iii) the number and kind of securities that are subject to any outstanding Option and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

      10.2 Corporate Transaction

      Except as otherwise provided in the instrument that evidences the Option, the event of a Corporate Transaction, the Plan Administrator shall determine whether provision will be made in connection with the Corporate Transaction for an appropriate assumption of the Options theretofore granted under the Plan (which assumption may be effected by means of a payment to each Optionee (by the Company or any other person or entity involved in the Corporate Transaction), in exchange for the cancellation of the Options held by such Optionee, of the difference between the then Fair Market Value of the aggregate number of shares of Common Stock then subject to such Options and the aggregate exercise price that would have to be paid to acquire such shares) or for substitution of appropriate new options covering stock of a successor corporation to the Company or stock of an affiliate of such successor corporation. If the Plan Administrator determines that such an assumption or substitution will be made, the Plan Administrator shall give notice of such determination to the Optionees, and the provisions of such assumption or substitution, and any adjustments made
(i) to the number and kind of shares subject to the outstanding Options (or to the options in substitution therefor), (ii) to the exercise prices, and/or (iii) to the terms and conditions of the stock options, shall be binding on the Optionees. Any such determination shall be made in the sole discretion of the Plan Administrator and shall be final, conclusive and binding on all Optionees. If the Plan Administrator, in its sole discretion, determines that no such assumption or substitution will be made, each Option that is exercisable but not exercised and each Option that is not exercisable prior to the specified effective date for the Corporate Transaction, shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the successor corporation or an affiliate thereof.

      10.3 Further Adjustment of Options

      Subject to Section 10.2, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Optionees, with respect to Options. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Options so as to provide for earlier, later, extended or additional time for exercise and other modifications, and the Plan Administrator may take such actions with respect to all Optionees, to certain categories of Optionees or only to individual Optionees. The Plan Administrator may take such action before or after granting Options to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

      10.4 Limitations

      The grant of Options will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                             SECTION 11. WITHHOLDING

      The Company may require the Optionee to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant or exercise of any Option. Subject to the Plan and applicable law, the Plan Administrator may, in its sole discretion, permit the Optionee to satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock or by transferring shares of Common Stock to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any shares of Common Stock issuable pursuant to an Option or from any cash amounts otherwise due or to become due from the Company to the Optionee an amount equal to such taxes. The Company may also deduct from any Option any other amounts due from the Optionee to the Company or a Subsidiary.

                  SECTION 12. AMENDMENT AND TERMINATION OF PLAN

      12.1 Amendment of Plan

      The Plan may be amended only by the Board in such respects as it shall deem advisable; however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, stockholder approval will be required for any amendment that will (a) increase the total number of shares as to which Options may be granted under the Plan, (b) modify the class of persons eligible to receive Options, or (c) otherwise require stockholder approval under any applicable law or regulation.

      12.2 Termination of Plan

      The Board may suspend or terminate the Plan at any time. The Plan will terminate in September, 2006.

      12.3 Consent of Optionee

      The amendment or termination of the Plan shall not, without the consent of the Optionee, impair or diminish any rights or obligations under any Option theretofore granted under the Plan.

      Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Optionee, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

                               SECTION 13. GENERAL

      13.1 Option Agreements

      Options granted under the Plan shall be evidenced by a written agreement that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

      13.2 Continued Employment or Services; Rights in Options

      None of the Plan, participation in the Plan or any action of the Plan Administrator taken under the Plan shall be construed as giving any person any right to be retained in the employ of the Company or limit the Company's right to terminate the employment or services of any person.

      13.3 Registration

      The Company shall be under no obligation to any Optionee to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

      Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

      As a condition to the exercise of an Option, the Company may require the Optionee to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Optionee's own account and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Plan Administrator may also require such other action or agreement by the Optionee as may from time to time be necessary to comply with the federal and state securities laws.

      13.4 No Rights as a Stockholder

      No Option shall entitle the Optionee to any dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Option, free of all applicable restrictions.

      13.5 Compliance with Laws and Regulations

      Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Optionees who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Optionees. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

      13.6 No Trust or Fund

      The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Optionee, and no Optionee shall have any rights that are greater than those of a general unsecured creditor of the Company.

      13.7 Severability

      If any provision of the Plan or any Option is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Option under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person or Option, and the remainder of the Plan and any such Option shall remain in full force and effect.

                           SECTION 14. EFFECTIVE DATE

The Plan's effective date is the date on which it is adopted by the Board, so long as it is approved by the Company's stockholders at any time within 12 months of such adoption. Adopted by the Board on September 11, 1996 and approved by the Company's stockholders on September 11, 1996.

                            VITA FOOD PRODUCTS, INC.
       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                    ANNUAL MEETING TO BE HELD ON MAY 19, 2004

         The undersigned hereby constitutes and appoints Stephen D. Rubin and Clark L. Feldman, and each of them, with full power to act with or without the other and with full power of substitution, his or her true and lawful agents and proxies to represent the undersigned at the Annual Meeting of Shareholders of Vita Food Products, Inc. (the "Company") to be held on May 19, 2004, at 9:00 A.M., and at any adjournments or postponements thereof, to vote all shares of the undersigned at such meeting as specified herein and, in their best judgment, on any other business that may properly come before such meeting. The undersigned acknowledges receipt of the Proxy Statement related to such Meeting.

         YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND IN FAVOR OF THE RATIFICATION OF BDO SEIDMAN, LLP AS THE COMPANY'S AUDITOR FOR THE FISCAL YEAR 2004 AND FOR THE AMENDMENT TO THE 1996 STOCK OPTION PLAN.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                        ANNUAL MEETING OF SHAREHOLDERS OF

                            VITA FOOD PRODUCTS, INC.

                                  MAY 19, 2004




                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.



   o Please detach along perforated line and mail in the envelope provided. o


-----------------------------------------------------------------------------------------------------------------------------------
             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES AND "FOR" PROPOSALS 2 AND 3.
   PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                            FOR   AGAINST  ABSTAIN
 1. Election of Directors:
                                                        2.  To ratify the selection of BDO Seidman, LLP as  [ ]     [ ]      [ ]
                             NOMINEES:                      independent public accountants of the Company
[ ] FOR ALL NOMINEES         O Stephen D. Rubin             for the year ending December 31, 2004.
                             O Clark L. Feldman
[ ] WITHHOLD AUTHORITY       O Neal Jansen              3.  To approve an amendment to the 1996 Stock       [ ]     [ ]      [ ]
    FOR ALL NOMINEES         O Michael Horn                 Option Plan.
                             O Steven A. Rothstein
[ ] FOR ALL EXCEPT           O John C. Seramur          *NOTE* IN THEIR DISCRETION THE PROXIES ARE
    (See instructions below) O Terry W. Hess            AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY
                             O Paul R. Lederer          PROPERLY COME BEFORE THE MEETING OR
                             O Joel D. Spungin          ANY ADJOURNMENT THEREOF.

                                                        PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD
                                                        PROMPTLY IN THE ENCLOSED ENVELOPE.



INSTRUCTION: To withhold authority to vote for any
             individual nominee(s), mark "FOR ALL
             EXCEPT" and fill in the circle next
             to each nominee you wish to withhold,
             as shown here:

-------------------------------------------------------------------------------




To change the address on your account, please
check the box at right and indicate your new
address in the address space above. Please note
that changes to the registered name(s) on the
account may not be submitted via this method.         [ ]


Signature of Shareholder                              Date:          Signature of Shareholder                        Date:
                         ----------------------------       -------                           ----------------------      ---------

    NOTE:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.
           When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.